State Street
Corporate Trust Department
Securities Administration
Report to Certificateholders

Contents

Quick Reference..............................................i
for easy issue and factor information

Payment Summary..............................................1
for payment summary information

Payment Detail...............................................2
for detailed payment information

Factor Sheet.................................................3
for detailed factor information

Delinquency Status...........................................4
for delinquency and related information

Credit Enhancement Summary...................................5
for security credit support & collateral information

State Street
GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates
Series 1996-PL
Payment Date:  July 15, 1996

Quick Reference



                      Interest    Interest   Principal
Class     CUSIP       Rate %      Type       Distribution
Regular
A-1     36228CAA1     7.02000%     fixed     2.66294
A-2     36228CAB9     7.41000%     fixed     0.00000
B       36228CAC7     7.51000%     fixed     2.17242
C       36228CAD5     7.74000%     fixed     2.17242
D       36228LAE3     7.85000%     fixed     2.17242
E          N/A        7.85000%     fixed     2.17242
F          N/A        7.85000%     fixed     2.17242
G          N/A        7.85000%     fixed     0.00000
X-1*    36228CAF0     0.69705%   variable    0.00000
X-2*    36228CAG8     1.53075%   variable    0.00000
X-3*    36228CAH6     0.01000%     fixed     0.00000
R          N/A        0.00000%      N/A      0.00000



Interest       Prepayment Penalty Certificate
Class   Distribution   Fees           Factor
Regular
A-1     5.80399        0.00000        0.98947240
A-2     6.17500        0.00000        1.00000000
B       6.21818        0.00000        0.99141160
C       6.40862        0.00000        0.99141160
D       6.49970        0.00000        0.99141160
E       6.49970        0.00000        0.99141160
F       6.49970        0.00000        0.99141161
G       6.54167        0.00000        1.00000000
X-1*    0.57715        0.00000        0.99358402
X-2*    1.21503        0.00000        0.95249787
X-3*    0.00794        0.00000        0.95249787
R       0.00000        0.00000        0.00000000

*Based on Notional Balance

Account Administrator:  William T. Oberlies  617/664-5420
Account Officer:  Jim Byrnes  617/664-5409
Street Connection:  (factor and rate by cusip) 617/664-5500
Street Fax:  (secondary market reports)  617/664-5600

Corporate Trust Department
Securities Administration
Report to Certificateholders

GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates
Series 1996-PL

Principal Distribution Detail
        Scheduled
        Principal     Principal   Realized  Expense  Unscheduled  Net
Class   Distributed   Prepayments Losses    Losses   Adjustments  Distribution
A-1    $875,574.36     $0.00        $0.00     $0.00      $0.00   $875,574.36
A-2          $0.00      0.00         0.00      0.00       0.00          0.00
B       $59,970.19      0.00         0.00      0.00       0.00     59,970.19
C       $53,972.31      0.00         0.00      0.00       0.00     53,972.31
D       $53,972.31      0.00         0.00      0.00       0.00     53,972.31
E       $47,978.76      0.00         0.00      0.00       0.00     47,978.76
F       $59,970.18      0.00         0.00      0.00       0.00     59,970.18
G            $0.00      0.00         0.00      0.00       0.00          0.00
X-1*         $0.00      0.00         0.00      0.00       0.00          0.00
X-2*         $0.00      0.00         0.00      0.00       0.00          0.00
X-3*         $0.00      0.00         0.00      0.00       0.00          0.00
R            $0.00      0.00         0.00      0.00       0.00          0.00
Total 1,151,438.13      0.00         0.00      0.00       0.00  1,151,438.13
*Based on Notional Balance



Interest Distribution Detail
                     Prepayment            Prior
           Accrued    Interest  Interest    Unpaid
Class     Interest    Shortfall Adjustment Interest
A-1   $1,908,352.47     0.00      0.00       $0.00
A-2     $458,438.32     0.00      0.00        0.00
B       $171,654.41     0.00      0.00        0.00
C       $159,217.77     0.00      0.00        0.00
D       $161,480.55     0.00      0.00        0.00
E       $143,548.34     0.00      0.00        0.00
F       $179,425.71     0.00      0.00        0.00
G       $144,480.58     0.00      0.00        0.00
X-1*    $262,887.22     0.00      0.00        0.00
X-2*    $670,831.71     0.00      0.00        0.00
X-3*      $4,382.38     0.00      0.00        0.00
R             $0.00     0.00      0.00        0.00
Total $4,264,699.46    $0.00     $0.00       $0.00



                            Remaining
        Distributed  Prepayment   Unpaid
Class    Interest     Premiums   Interest
A-1   $1,908,352.47      0.00     $0.00
A-2     $458,438.32      0.00     $0.00
B       $171,654.41      0.00     $0.00
C       $159,217.77      0.00     $0.00
D       $161,480.55      0.00     $0.00
E       $143,548.34      0.00     $0.00
F       $179,425.71      0.00     $0.00
G       $144,480.58      0.00     $0.00
X-1*    $262,887.22      0.00     $0.00
X-2*    $670,831.71      0.00     $0.00
X-3*      $4,382.38      0.00     $0.00
R             $0.00      0.00     $0.00
Total $4,264,699.46     $0.00     $0.00

*Based on Notional Balance

State Street
Corporate Trust Department
Securities Administration
Report to Certificateholders

GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates
Series 1996-PL
Payment Date:  July 15, 1996

Principal Distribution per Certificate
                                            Additional
        Principal  Principal   Realized     Expense   Unscheduled      Net
Class Distributed Prepayments   Losses      Losses    Adjustments  Distribution
A-1     2.66294    0.00000     0.00000      0.00000    0.00000       2.66294
A-2     0.00000    0.00000     0.00000      0.00000    0.00000       0.00000
B       2.17242    0.00000     0.00000      0.00000    0.00000       2.17242
C       2.17242    0.00000     0.00000      0.00000    0.00000       2.17242
D       2.17242    0.00000     0.00000      0.00000    0.00000       2.17242
E       2.17242    0.00000     0.00000      0.00000    0.00000       2.17242
F       2.17242    0.00000     0.00000      0.00000    0.00000       2.17242
G       0.00000    0.00000     0.00000      0.00000    0.00000       0.00000
X-1*    0.00000    0.00000     0.00000      0.00000    0.00000       0.00000
X-2*    0.00000    0.00000     0.00000      0.00000    0.00000       0.00000
X-3*    0.00000    0.00000     0.00000      0.00000    0.00000       0.00000
R       0.00000    0.00000     0.00000      0.00000    0.00000       0.00000
*Based on Notional Balance



Interest Distribution per Certificate
                   Prepayment               Prior
        Accrued    Interest     Interest    Unpaid
Class   Interest   Shortfall    Adjustments Interest
A-1     5.80399    0.00000      0.00000     0.00000
A-2     6.17500    0.00000      0.00000     0.00000
B       6.21818    0.00000      0.00000     0.00000
C       6.40862    0.00000      0.00000     0.00000
D       6.49970    0.00000      0.00000     0.00000
E       6.49970    0.00000      0.00000     0.00000
F       6.49970    0.00000      0.00000     0.00000
G       6.54167    0.00000      0.00000     0.00000
X-1*    0.57715    0.00000      0.00000     0.00000
X-2*    1.21503    0.00000      0.00000     0.00000
X-3*    0.00794    0.00000      0.00000     0.00000
R       0.00000    0.00000      0.00000     0.00000



                            Remaining
        Distributed  Prepayment  Unpaid
Class   Interest     Premiums    Interest
A-1     5.80399      0.00000     0.00000
A-2     6.17500      0.00000     0.00000
B       6.21818      0.00000     0.00000
C       6.40862      0.00000     0.00000
D       6.49970      0.00000     0.00000
E       6.49970      0.00000     0.00000
F       6.49970      0.00000     0.00000
G       6.54167      0.00000     0.00000
X-1*    0.57715      0.00000     0.00000
X-2*    1.21503      0.00000     0.00000
X-3*    0.00794      0.00000     0.00000
R       0.00000      0.00000     0.00000
*Based on Notional Balance

State Street
Corporate Trust Department
Securities Administration
Report to Certificateholders

GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates
Series 1996-PL
Payment Date:  July 15, 1996

Payment Summary

                                               Additional
          Beginning        Principal  Realized  Expense
Class       Balance         Payable    Losses   Losses
Regular
A-1     326,214,098.28   $875,574.36    $0.00    $0.00
A-2      74,241,023.00         $0.00    $0.00    $0.00
B        27,428,134.36    $59,970.19    $0.00    $0.00
C        24,684,925.37    $53,972.31    $0.00    $0.00
D        24,684,925.37    $53,972.31    $0.00    $0.00
E        21,943,695.61    $47,978.76    $0.00    $0.00
F        27,428,134.41    $59,970.18    $0.00    $0.00
G        22,086,204.00         $0.00    $0.00    $0.00
X-1*    452,568,181.04         $0.00    $0.00    $0.00
X-2*    525,885,288.56         $0.00    $0.00    $0.00
X-3*    525,885,288.56         $0.00    $0.00    $0.00
R                 0.00         $0.00    $0.00    $0.00
TOTAL   548,711,140.42 $1,151,438.13    $0.00    $0.00



            Interest         Total          Ending
Class       Payable        Payment**        Balance
Regular
A-1     $1,908,352.47   $2,783,926.83   325,338,523.92
A-2       $458,438.32    $458,438.32     74,241,023.00
B         $171,654.41    $231,624.60     27,368,164.16
C         $159,217.77    $213,190.08     24,630,953.06
D         $161,480.55    $215,452.86     24,630,953.06
E         $143,548.34    $191,527.10     21,895,716.86
F         $179,425.71    $239,395.89     27,368,164.23
G         $144,480.58    $144,480.58     22,086,204.00
X-1*      $262,887.22    $262,887.22    452,568,181.04
X-2*      $670,831.71    $670,831.71    525,885,288.56
X-3*        $4,382.38      $4,382.38    525,885,288.56
R               $0.00          $0.00              0.00
TOTAL   $4,264,699.46   $5,416,137.58   547,559,702.29

*Based on Notional Balance
**Includes Prepayment Penalty Fees and Prior Unpaid Interest


Disclaimer Notice
Notice: This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g., Servicer, Master Servicer, etc.). State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representation or warranty with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

State Street
Corporate Trust Department
Securities Administration
Report to Certificateholders

GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates
Series 1996-PL
Payment Date:  July 15, 1996

Delinquency Statistics

Loans Delinquent
        One          Two           Three +                     Specially
       Month       Months          Months     Foreclosures     Serviced
         0            0               0             0              0


Delinquent Loans APB
        One          Two           Three +                     Specially
       Month       Months          Months     Foreclosures     Serviced
       0.00         0.00            0.00          0.00           0.00


Mortgage Loans that became an REOs during preceding calendar month
                                       Scheduled Principal     Unpaid Principal
                                             Balance                 as of
                       Date of           as of the Date             date of
    Loan Number      Acquisition         of Acquisition           Acquisition
        N/A              N/A                  0.00                   0.00



Any REO Property included in the Trust at the close of business on the related Determination Date

         Relevant REO Loan Number    Book Value of any REO Property
                     0                            0.00

            Aggregate amount of Net Operating Income and
       other revenues collected by the Special Servicer with
                 respect to such REO Property during
                    the related Prepayment Period
                                0.00

            Portion of the above amount collected by the
       Special Servicer included in the Available Distribution
                  Amount for such Distribution Date
                                0.00

Any Mortgage Loan repurchased by Protective Life or otherwise liquidated or disposed of during the related Prepayment Period
                      Relevant REO Loan Number
                                  0

           Proceeds of any repurchase of a Mortgage Loan,
             Liquidation Proceeds, and/or other amounts
        representing Principal Prepayments in Full, if any,
            received during the related Prepayment Period
                                0.00

            Portion of the above amount received that is
          included in the Available Distribution Amount for
                       such Distribution Date
                                0.00

Any REO Property for which a Final
Recovery Determination has been made
            Mortgage                 Date of Final
           Loan Number           Recovery Determination
                0                       00/00/00


       Amount of Proceeds         Portion in Available
        and other amounts          Distribution Amount
              0.00                        0.00

State Street
Corporate Trust Department
Securities Administration
Report to Certificateholders

GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates
Series 1996-PL
Payment Date:  July 15, 1996

Aggregate of:
Principal Balance of the Mortgage Loans
at the close of business on the Determination Date           548,711,140.48
Principal Prepayments(other than Liquidation Proceeds)                 0.00
Allocable Prepayment Interest Shortfalls                               0.00
Servicing Compensation paid to or retained by
Servicer in respect of the related Due Period                     68,588.89
Servicing Compensation paid to or retained by
Special Servicer in respect of the related Due Period                  0.00
Servicing Advances and P&I Advances made by the Servicer       3,984,130.37
Servicing Advances and P&I Advances made by the Trustee                0.00
Amount of Interest to Holders reduced by Losses,
Shortfalls, and Appraisal Reductions                                   0.00
Amount of Realized Losses and Additional Expense Losses                0.00
Amount of any remaining Interest Shortfalls
for each Class stated separately                                       0.00
Any action taken by the Servicer/Special Servicer
regarding "due-on-sale" or "due-on-encumbrance" clause                  N/A
Beginning Certificate Principal Balance                      548,711,140.42
Ending Certificate Principal Balance                         547,559,702.29
Amount of any Appraisal Reductions in effect during
related Due Period                                                     0.00

Appraisal Reductions Effected
Loan #        0         0          0           0           0            0
Amount      0.00      0.00       0.00        0.00        0.00         0.00


Collateral Information
    Beginning Group            Number of Loans               Ending Group
       Loan Count                 Paid Off                    Loan Count
           234                        0                           234

        Beginning
        Aggregate                 Principal                Ending Aggregate
    Principal Balance             Payments                 Principal Balance
     548,711,140.48             1,151,438.12                547,559,702.36